                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all reference to our Firm) included in or made a part of this registration statement.

/s/ Arthur Andersen
Arthur Andersen

Los Angeles, California

September 11, 2000